EXHIBIT 99

NEWS RELEASE

FOR FURTHER INFORMATION, CONTACT:

Steven D. Albright Vice President of Finance (636) 537-9715	Fred A. Nielson Investor Relations (636) 733-1314	Al Palombo Cameron Associates (212) 554-5488

Relìv International Earnings Grow 24 Percent in 2004
on Rising Sales in the U.S. and Other Key Markets

FOR IMMEDIATE RELEASE

CHESTERFIELD, MO, March 2, 2005 – Relìv International, Inc. (Nasdaq/NM - RELV), an international manufacturer and network marketer of nutritional supplements and other food technology products, today announced its full-year results of operations for 2004, as well as for the three months ended December 31, 2004.

For the year, Relìv achieved a 24 percent increase in net income available to common shareholders, which reached $5.37 million or $0.34 per share basic, $0.31 per share diluted, compared to $4.34 million or $0.29 per share basic, $0.26 per share diluted in 2003. The company also recorded significant growth in net sales during the year increasing 26 percent to $96.98 million as compared to $76.96 million in 2003.

For the three months ended December 31, 2004, Relìv reported a 2 percent gain in net income available to common shareholders to $1.28 million, or $0.08 per share basic, $0.08 per share diluted on net sales of $25.4 million, compared to $20.9 million in the fourth quarter of 2003. The company’s fourth quarter 2004 earnings were impacted by certain one-time costs associated with the documentation and testing of internal controls in connection with the Company’s adoption of Section 404 of the Sarbanes-Oxley Act (“Act”). Also, the cost of products sold in the fourth quarter were impacted by additional expenses incurred in the start up of the company’s manufacturing equipment upgrade installed during the third and fourth quarter of 2004.

To complete the internal control requirements of the Sarbanes-Oxley Act, Relìv spent approximately $400,000 more on accounting and related fees during the fourth quarter of 2004 than it did in the prior-year period. Certain of these fees will be one-time costs, related to the initial start-up and documentation of financial reporting controls.

Relìv’s 2004 results were paced by continued sales growth in the United States, the company’s largest geographic market. For the year, net sales in the United States rose 27 percent. Relìv also reported an 18 percent increase in net sales from its international markets during 2004, led by accelerating results from Canada, Australia and New Zealand, the Philippines and the United Kingdom.

Commenting on the Company’s financial results, Robert L. Montgomery, President and Chief Executive Officer of Relìv, said, “Our 2004 results indicate the continued viability of our business model and marketing strategy. We continue to deliver sales growth in our key markets without major product introductions and the fourth quarter of 2004 marked the 11th consecutive quarter that we have reported sales growth of at least 20 percent in the United States. We believe our international markets are capable of producing similar results and we are determined to make it happen.”

Mr. Montgomery noted that the company continued to reach new milestones in distributor development, with total Master Affiliates up 26 percent worldwide at the end of 2004, compared to the number who had earned that designation at the end of 2003. He said the company also expects to benefit from a clinical trial program initiated in 2004, designed to establish clinical evidence of the safety and efficacy of Relìv’s products. In February, 2005, Relìv announced the results of an independent clinical trial on a newly developed dietary supplement – Relìv CardioSentials(TM) – conducted under the direction of Joe Vinson, Ph.D., a Professor of Chemistry at the University of Scranton. Dr. Vinson’s summary report stated that the overall effect of the supplement for participants was a significant reduction in their 10-year risk of developing cardiovascular disease. Relìv launched the new product in February, 2005.

About Reliv International:

Relìv International, Inc., based in suburban St. Louis, Missouri, manufactures and distributes several lines of food products, including nutritional and fiber supplements, diet management products, functional foods, sports drink mixes and a line of premium skin care products. Its proprietary product lines include an extensive line of soy-based products. Relìv International’s common stock trades on The Nasdaq Stock Market® under the symbol RELV.

Conference Call Information:

The Company will host a conference call to discuss the fourth quarter and year ended December, 31 2004 earnings with investors at 1:00 p.m. Eastern Standard Time on March 2, 2005.

The dial-in number for investors is 800-510-0219. Participant pass code is 70979668. To register, please call in 15 minutes prior to start of call.

A replay of this call will be available for one week by telephone from 3:00 p.m. Eastern by calling 888-286-8010 and using pass code 70367732.

A live web cast of this call will be available through the Investor Relations section of the Company’s Web site, http://www.reliv.com/us/investor. An online archive of the broadcast will be available on the Company’s Web site in the Investor Relations section twenty-four hours after the call concludes. Please access the web site at least 15 minutes before the scheduled conference call to register.

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Actual results could differ materially from those projected or anticipated by the forward-looking statements, which involve a number of risks and uncertainties, including reliance on the Company’s network of independent distributors, government regulation of products, manufacturing and marketing, and the risks associated with international expansion. Forward looking statements in this release include the Company’s statement that “We believe our international markets are capable of producing similar results....” This statement and the other contents of this release should be considered in conjunction with the warnings and cautionary statements contained in Reliv’s most recent filings with the Securities and Exchange Commission on Forms 10-K and 10-Q.

-- FINANCIAL HIGHLIGHTS FOLLOW -

Reliv International, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31 2004 (Unaudited)	December 31 2003 (Audited)

Assets
Current assets:
Cash and cash equivalents	10,151,503	7,902,508
Accounts and notes receivable, less allowances of
$11,500 in 2004 and $8,600 in 2003	872,592	751,887
Accounts due from employees and distributors	70,620	72,846
Inventories	5,896,782	4,670,319

Total current assets	13,721,833	9,751,344

Other assets	1,196,780	793,091
Accounts due from employees and distributors	213,123	52,291

Net Property, plant and equipment	9,968,149	9,413,871

Total assets	$30,996,667	$24,680,916

Liabilities and stockholders’ equity

Total current liabilities	8,151,968	7,165,368
Long-term debt, less current maturities	3,357,691	3,700,138
Deferred income taxes	289,000	77,000
Other non-current liabilities	1,007,255	666,032

Total non-current liabilities	4,653,946	4,443,170

Total stockholders’ equity	18,190,753	13,072,378

Total liabilities and stockholders’ equity	$30,996,667	$24,680,916

Reliv International, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three months ended December 31		Year ended December 31
	2004 (Unaudited)	2003 (Unaudited)	2004 (Unaudited)	2003 (Audited)

Sales at suggested retail	$36,648,366	$31,145,554	$139,442,752	$110,569,576

Less distributor allowances on
product purchases	11,207,028	10,237,654	42,460,319	33,609,853

Net sales	25,441,338	20,907,900	96,982,433	76,959,723

Costs and expenses:
Cost of products sold	4,668,384	3,611,510	16,662,935	13,228,050
Distributor royalties and commissions	10,205,080	8,147,942	38,622,537	29,916,744
Selling, general and administrative	8,441,657	7,070,221	32,710,657	26,438,447

Total Costs and Expenses	23,315,121	18,829,673	87,996,129	69,583,241

Income from operations	2,126,217	2,078,227	8,986,304	7,376,482

Other income (expense):
Interest income	41,265	28,381	118,467	91,038
Interest expense	(65,595)	(46,526)	(243,118)	(234,956)
Other income/expense	80,156	(10,897)	146,036	66,876

Income before income taxes	2,182,043	2,049,185	9,007,689	7,299,440
Provision for income taxes	902,000	773,000	3,621,000	2,902,000

Net income	$1,280,043	$1,276,185	$5,386,689	$4,397,440

Preferred dividends accrued and paid	—	14,746	12,292	56,762

Net income available to common
shareholders	1,280,043	1,261,439	5,374,397	4,340,678

Basic earnings per share	$0.08	$0.08	$0.34	$0.29

Diluted earnings per share	$0.08	$0.08	$0.31	$0.26

Weighted average shares of common
stock and common stock equivalents
outstanding
Basic	16,239,000	15,004,000	15,662,000	14,969,000

Diluted	17,058,000	16,736,000	17,137,000	16,706,000

Reliv International, Inc. and Subsidiaries

Active Distributors and Master Affiliates by Region

	as of 12/31/2004		as of 12/31/2003		Change in %
	Distributors	Master Affiliates	Distributors	Master Affiliates	Distributors	Master Affiliates

United States	47,190	12,460	41,000	9,150	15.1%	36.2%
Australia/New Zealand	3,040	290	2,570	230	18.3%	26.1%
Canada	1,480	210	1,140	180	29.8%	16.7%
Mexico	9,000	710	7,700	1,370	16.9%	-48.2%
United Kingdom/Ireland	450	60	410	70	9.8%	-14.3%
Philippines	6,760	650	7,380	810	-8.4%	-19.8%
Malaysia/Singapore	5,280	730	1,350	200	N/A	N/A

Consolidated total	73,200	15,110	61,550	12,010	18.9%	25.8%

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